Exhibit 10.1

GENESIS MICROCHIP INC.

INDEMNIFICATION AGREEMENT

This Indemnification Agreement (“Agreement”) is made as of March 2, 2007, by and between Genesis Microchip Inc., a Delaware corporation (the “Company”), and _________________________ (“Indemnitee”).

Recitals

A. The Company desires to attract and retain qualified directors, officers, employees and other agents, and to provide them with protection against liability and expenses incurred while acting in that capacity;

B. The Certificate of Incorporation and Bylaws of the Company contain provisions for indemnifying directors and officers of the Company, and the Certificate of Incorporation, Bylaws and Delaware law contemplate that separate contracts may be entered into between the Company and its directors and officers, employees and other agents with respect to their indemnification by the Company, which contracts may provide greater protection than is afforded by the Certificate of Incorporation and Bylaws;

C. The Company understands that Indemnitee has reservations about serving or continuing to serve the Company without adequate protection against personal liability arising from such service, and that it is also of critical importance to Indemnitee that adequate provision be made for advancing costs and expenses of legal defense; and

D. The Board of Directors of the Company has approved as being in the best interests of the Company indemnity contracts substantially in the form of this Agreement for directors and officers of the Company and its subsidiaries and for certain other employees and agents of the Company designated by the Board of Directors.

NOW, THEREFORE, in order to induce Indemnitee to serve or to continue to serve as a director and/or officer of the Company, and in consideration of Indemnitee’s service to the Company, the parties agree as follows:

1. Contractual Indemnity. In addition to the indemnification provisions of the Certificate of Incorporation and Bylaws of the Company, the Company hereby agrees, subject to the limitations of Sections 2 and 5 hereof:

(a) To indemnify, defend and hold Indemnitee harmless to the greatest extent possible under applicable law from and against any and all judgments, fines, penalties, amounts paid in settlement and any other amounts reasonably incurred or suffered by Indemnitee (including attorneys’ fees) in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, and whether formal or informal, including an action by or in the right of the Company, to which Indemnitee is, was or at any time becomes a party or witness or other participant, or is threatened to be or in good faith believes will be made a party, by reason of the fact that Indemnitee is, was or at any time becomes a director, officer, employee or agent of the Company or is or was serving or at any time serves at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise (collectively referred to hereafter as a “Claim”), whether or not arising prior to the date of this Agreement.

(b) To pay any and all expenses reasonably incurred by Indemnitee in defending any Claim or Claims (including reasonable attorneys’ fees and other reasonable costs of investigation and defense) (the “Expenses”), as the same are incurred and in advance of the final disposition of any such Claim or Claims (it being understood that amounts actually paid in settlement of any such action or proceeding shall not be treated as Expenses under this Agreement and such amounts actually paid in settlement shall be treated as set forth in Section 4(c) of this Agreement). The execution of this agreement constitutes an undertaking by Indemnitee to reimburse such amounts if it shall be ultimately determined that Indemnitee (i) is not entitled to be indemnified by the Company under this Agreement, and (ii) is not entitled to be indemnified by the Company under the Certificate of Incorporation or the Bylaws of the Company or under applicable law. The advances to be made hereunder shall be paid by the Company to Indemnitee within twenty (20) days following receipt by the Company of a written request therefor from Indemnitee. Indemnitee’s obligation to reimburse the Company for the Expenses so advanced shall be unsecured and no interest shall be charged thereon.

The termination of any action or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that (i) Indemnitee did not act in good faith and in a manner which Indemnitee reasonably believed to be in the best interests of the Company, or (ii) with respect to any criminal action or proceeding, Indemnitee had reasonable cause to believe that Indemnitee’s conduct was unlawful.

2. Limitations on Contractual Indemnity. Any other provision herein to the contrary notwithstanding, the Company shall not be obligated pursuant to the terms of this Agreement:

(a) To indemnify or advance Expenses to the Indemnitee

(i) If a court of competent jurisdiction, by final judgment or decree, shall determine that (i) the Claim or Claims in respect of which indemnity is sought arise from Indemnitee’s fraudulent, dishonest or willful misconduct, or (ii) such indemnity is not permitted under applicable law;

(ii) with respect to proceedings or claims initiated or brought voluntarily by Indemnitee and not by way of defense, except (i) with respect to proceedings brought in good faith to establish or enforce a right to indemnification or advancement under this Agreement or any other statute or law, or (ii) at the Company’s discretion, in specific cases if the Board of Directors of the Company has approved the initiation or bringing of such suit;

(iii) for Expenses or liabilities of any type whatsoever (including, but not limited to, judgments, fines, ERISA excise taxes or penalties, and amounts paid in settlement) which have been paid directly to Indemnitee by an insurance carrier under a policy of directors’ and officers’ liability insurance maintained by the Company; or

(iv) if the Indemnitee shall have entered a plea of guilty or nolo contendere, or an equivalent plea acknowledging guilt with respect to any Claim for which advancement of Expenses are being sought;

or

(b) to indemnify the Indemnitee:

(i) on account of any suit in which judgment is rendered for an accounting of profits made from the purchase or sale by Indemnitee of securities of the Company in violation of the provisions of Section 16(b) of the Securities Exchange Act of 1934 and amendments thereto or similar provisions of any federal, state or local statutory law;

(ii) for any acts or omissions or transactions from which a director may not be relieved of liability under the Delaware General Corporation Law; or

(iii) on account of any suit in which Indemnitee is adjudged to have misused or misappropriated non-public information, or otherwise misused Indemnitee’s status as an “insider” of the Company, in connection with any purchase or sale by Indemnitee of securities of the Company.

3. Continuation of Contractual Indemnity. Subject to the termination provisions of Section 11, all agreements and obligations of the Company contained herein shall continue for so long as Indemnitee shall be subject to any possible action, suit, proceeding or other assertion of a Claim or Claims.

4. Notification and Defense of Claim. If any action, suit, proceeding or other Claim is brought against Indemnitee in respect of which indemnity may be sought under this Agreement:

(a) Indemnitee will promptly notify the Company in writing of the commencement thereof, and the Company and any other indemnifying party similarly notified will be entitled to participate therein at its own expense or to assume the defense thereof and to employ counsel reasonably satisfactory to Indemnitee. Notice to the Company shall be directed to the Chief Executive Officer of the Company at the address shown on the signature page of this Agreement (or such other address as the Company shall designate in writing to Indemnitee). Notice shall be deemed received three (3) business days after the date postmarked if sent by domestic certified or registered mail, properly addressed; otherwise notice shall be deemed received when such notice shall actually be received by the Company. The omission to notify the Company will not relieve the Company from any liability that it may have to Indemnitee, except that the Company shall not be liable to indemnify the Indemnitee under this Agreement with regard to any judicial award if the Company was not given a reasonable and timely opportunity as a result of Indemnitees’ failure to provide notice, at its expense, to participate in the defense of such action, and the lack of such notice materially prejudiced the Company’s ability to participate in defense of such action. The Company’s liability hereunder shall not be excused if participation in the defense of the Claim by the Company was barred by this Agreement.

(b) Indemnitee shall have the right to employ its own counsel in connection with any such Claim and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of Indemnitee unless (i) the Company shall not have assumed the defense of the Claim and employed counsel for such defense, or (ii)  the Indemnitee shall have reasonably concluded that joint representation is inappropriate under applicable standards of professional conduct due to a material conflict of interest between Indemnitee and the Company or the other joint clients of employed counsel. In either of these events the reasonable fees and expenses of such counsel to the Indemnitee shall be borne by the Company. However, in no event will the Company be obligated to pay the fees or expenses of more than one firm of attorneys representing Indemnitee and any other agents of the Company in connection with any one Claim or separate but substantially similar or related Claims in the same jurisdiction arising out of the same general allegations or circumstances.

(c) The Company shall not be liable to indemnify Indemnitee for any amounts paid in settlement of any Claim effected without the Company’s written consent, and the Company shall not settle any Claim in a manner which would impose any penalty or limitation on Indemnitee without Indemnitee’s written consent; provided, however, that neither the Company nor Indemnitee will unreasonably withhold its consent to any proposed settlement and, provided further, that if a claim is settled by the Indemnitee with the Company’s written consent, or if there be a final judgment or decree for the plaintiff in connection with the Claim by a court of competent jurisdiction, the Company shall indemnify and hold harmless Indemnitee from and against any and all losses, costs, Expenses and liabilities incurred by reason of such settlement or judgment.

(d) Indemnitee shall give the Company such information and cooperation as it may reasonably require and as shall be within Indemnitee’s power.

(e) Any indemnification provided for in Section 1(a) shall be made no later than forty-five (45) days after receipt of the written request of Indemnitee. If a Claim under this Agreement, under any statute, or under any provision of the Company’s Certificate of Incorporation or Bylaws providing for indemnification, is not paid in full by the Company within forty-five (45) days, or any advance of Expenses pursuant to Section 1(b) is not paid in full by the Company within twenty (20) days, after a written request for payment thereof has first been received by the Company, Indemnitee may, but need not, at any time thereafter bring an action against the Company to recover the unpaid amount of the claim and, subject to Sections 2 and 13 of this Agreement, Indemnitee shall also be entitled to be reimbursed for the Expenses (including attorneys’ fees) of bringing such action. It shall be a defense to any such action that Indemnitee has not met the standards of conduct which make it permissible under applicable law for the Company to indemnify Indemnitee for the amount claimed but the burden of proving such defense shall be on the Company, and Indemnitee shall be entitled to receive interim payments of Expenses pursuant to Subsection 1(b) unless and until such defense may be finally adjudicated by court order or judgment from which no further right of appeal exists or as otherwise restricted pursuant to this Agreement. It is the parties’ intention that if the Company contests Indemnitee’s right to indemnification, the question of Indemnitee’s right to indemnification shall be for the court to decide, and neither the failure of the Company (including its Board of Directors, any committee or subgroup of the Board of Directors, independent legal counsel, or its stockholders) to have made a determination that indemnification of Indemnitee is proper in the circumstances because Indemnitee has met the applicable standard of conduct required by applicable law, nor an actual determination by the Company (including its Board of Directors, any committee or subgroup of the Board of Directors, independent legal counsel, or its stockholders) that Indemnitee has not met such applicable standard of conduct, shall create a presumption that Indemnitee has or has not met the applicable standard of conduct.

(f) If, at the time of the receipt of a notice of a Claim, the Company has director and officer liability insurance in effect, the Company shall give prompt notice of the commencement of such proceeding to the insurers in accordance with the procedures set forth in the respective policies. The Company shall thereafter take all necessary or desirable action to cause such insurers to pay, on behalf of the Indemnitee, all amounts payable as a result of such proceeding in accordance with the terms of such policies.

5. Scope. Notwithstanding any other provision of this Agreement, the Company hereby agrees to indemnify the Indemnitee against any Claim to the fullest extent permitted by law, notwithstanding that such indemnification is not specifically authorized by the other provisions of this Agreement, the Company’s Certificate of Incorporation, the Company’s Bylaws or by statute. In the event of any change, after the date of this Agreement, in any applicable law, statute or rule which expands the right of a Delaware corporation to indemnify a member of its board of directors, an officer or other corporate agent, such changes shall be, ipso facto, within the purview of Indemnitee’s rights and Company’s obligations, under this Agreement. In the event of any change in any applicable law, statute, or rule which narrows the right of a Delaware corporation to indemnify a member of its Board of Directors, an officer, or other corporate agent, such changes, to the extent not otherwise required by applicable law to be applied to this Agreement, shall have no effect on this Agreement or the parties’ rights and obligations hereunder.

6. Partial Indemnification. If Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for some or a portion of the Expenses, judgments, fines or penalties actually or reasonably incurred by him in the investigation, defense, appeal or settlement of any civil or criminal action or proceeding, but not, however, for the total amount thereof, the Company shall nevertheless indemnify Indemnitee for the portion of such Expenses, judgments, fines or penalties to which Indemnitee is entitled.

7. Public Policy. Both the Company and Indemnitee acknowledge that in certain instances, Federal law or a court of competent jurisdiction may prohibit the Company from indemnifying its directors and officers under this Agreement or otherwise.

8. Insurance.

(a) For the duration of Indemnitee’s service as a director or officer or other agent of the Company, and thereafter for so long as Indemnifee shall be subject to any pending or possible Claim, the Company shall use commercially reasonable efforts (taking into account the scope and amount of coverage available relative to the cost thereof) to cause to be maintained in effect policies of liability insurance providing coverage for directors and officers of the Company that are at least substantially comparable in scope and coverage to that provided by the Company’s current policies of directors’ and officers’ liability insurance.

(b) The Company shall use reasonable efforts to require and cause any successor (whether direct or indirect by purchase, merger, consolidation, or otherwise) to all, substantially all, or a substantial part, of the business and/or assets of the Company (the “Change in Control”), by written agreement, to use commercially reasonable efforts to cause to be maintained in effect policies of liability insurance providing coverage for directors and officers of the Company that are at least substantially comparable in scope and coverage to that provided by the Company’s policies of directors’ and officers’ liability insurance in effect prior to the Change in Control for a period of six years following the Change in Control.

(c) If at the Company receives a notice of Claim the Company has liability insurance in effect which may cover the Claim, the Company shall (i) give prompt notice of the Claim to the insurers in accordance with the procedures set forth in the respective policies and (ii) take all necessary or desirable actions to cause such insurers to pay , on behalf of the Indemnitee, all amounts payable as a result of the Claim in accordance with the terms of the respective policies.

9. No Duplication of Payment. The Company shall not be liable under this Agreement to make any payment in connection with any Claim made against Indemnitee to the extent Indemnitee has otherwise actually received payment (under any insurance policy, provision of the Company's Certificate of Incorporation, Bylaw (as now or hereafter in effect) or otherwise) of the amounts otherwise indemnifiable hereunder.

10. No Restrictions. The rights and remedies of Indemnitee under this Agreement shall not be deemed to exclude or impair any other rights or remedies to which Indemnitee may be entitled under the Certificate of Incorporation or Bylaws of the Company, or under any other agreement, provision of law or otherwise, nor shall anything contained herein restrict the right of the Company to indemnify Indemnitee in any proper case even though not specifically provided for in this Agreement, nor shall anything contained herein restrict Indemnitee’s right to contribution as may be available under applicable law.

11. Termination. All of the Company’s obligations under this Agreement will continue as long as Indemnitee is subject to any actual or possible matter which is the subject of this Agreement, notwithstanding Indemnitee’s termination of service as an officer or director of the Company.

12. Severability. Each of the provisions of this Agreement is a separate and distinct agreement and independent of the others, so that if any provision hereof shall be held to be invalid or unenforceable for any reason, such invalidity or unenforceability shall not affect the validity or enforceability of the other provisions hereof.

13. Further Assurances. The parties will do, execute and deliver, or will cause to be done, executed and delivered, all such further acts, documents and things as may be reasonably required for the purpose of giving effect to this Agreement and the transactions contemplated hereby.

14. Acknowledgment. The Company expressly acknowledges that it has entered into this Agreement and assumed the obligations imposed on the Company hereunder in order to induce Indemnitee to serve or to continue to serve as an agent of the Company, and acknowledges that Indemnitee is relying on this Agreement in serving or continuing to serve in such capacity.

15. Period of Limitations. No legal action shall be brought and no cause of action arising out of or related to the parties’ respective rights and obligations under this agreement shall be asserted by or on behalf of the Company or any affiliate of the Company against Indemnitee, Indemnitee’s spouse, heirs, executors or personal or legal representatives after the expiration of three (3) years from the date of accrual of such cause of action or such longer period as may be required by state law under the circumstances. Any claim or cause of action of the Company or its Affiliate shall be extinguished and deemed released unless asserted by the timely filing and notice of a legal action within such period; provided, however, that if any shorter period of limitations is otherwise applicable to any such cause of action, the shorter period shall govern.

16. Construction of Certain Phrases.

(a) “Company”: For purposes of this Agreement, references to the “Company” shall also include, in addition to the resulting corporation in any consolidation or merger to which the Company is a party, any constituent corporation (including any constituent of a constituent) absorbed in consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, employees or agents, so that if Indemnitee is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, Indemnitee shall stand in the same position under the provisions of this Agreement with respect to the resulting or surviving corporation as Indemnitee would have with respect to such constituent corporation if its separate existence had continued.

(b) Benefit Plans: References to “fines” contained in this Agreement shall include any excise taxes assessed on Indemnitee with respect to an employee benefit plan; and references to “serving at the request of the Company” shall include any service as a director, officer, employee or agent of the Company which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants, or beneficiaries.

17. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall constitute an original.

18. Notice. All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed duly given (i) if delivered by hand and receipted for by the party addressee, on the date of such receipt, or (ii) if mailed by domestic certified or registered mail with postage prepaid, on the third business day after the date postmarked. Addresses for notice to either party are as shown on the signature page of this Agreement, or as subsequently modified by written notice.

19. Governing Law; Binding Effect; Amendment.

(a) This Agreement shall be interpreted and enforced in accordance with the laws of the State of Delaware applicable to contracts entered into in Delaware.

(b) This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors (including any direct or indirect successor by purchase, merger, consolidation, or otherwise to all or substantially all of the business and/or assets of the Company), assigns, spouses, heirs, and personal and legal representatives. The Company shall require and cause any successor (whether direct or indirect by purchase, merger, consolidation, or otherwise) to all, substantially all, or a substantial part, of the business and/or assets of the Company, by written agreement in form and substance satisfactory to Indemnitee, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform if no such succession had taken place. The indemnification provided under this Agreement shall continue as to Indemnitee for any action taken or not taken while serving in an indemnified capacity pertaining to a Claim even though he may have ceased to serve in such capacity at the time of any Claim.

(c) No amendment, modification, termination or cancellation of this Agreement shall be effective unless in writing signed by both parties hereto.

20. No Construction as Employment Agreement. Nothing contained in this Agreement shall be construed as giving Indemnitee any right to be retained in the employ of the Company or any of its subsidiaries or affiliated entities.

21. Termination of Prior Agreement. The parties hereby agree that upon execution of this Agreement by the Company and the Indemnitee, any prior indemnification agreement between the parties shall be terminated and be of no further force and effect.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

“COMPANY” GENESIS MICROCHIP INC.

By:
Elias Antoun
President & Chief Executive Officer

“INDEMNITEE”

Signature: _______________________________________

Name: ____________________________________________

Address: __________________________________________

__________________________________________